Filed Pursuant to Rule 424(b)(5)
Registration No. 333-296967

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 23, 2026

Up to $400,000,000

Enlight Renewable Energy Ltd.
Ordinary Shares

We have entered into a sales agreement (the “Sales Agreement”) with Barclays Capital Inc. and Wells Fargo Securities, LLC, as our sales agents (the “Sales Agents”), relating to our ordinary shares, par value NIS 0.1 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may, through our Sales Agents, offer and sell from time to time our ordinary shares having an aggregate offering price of up to $400,000,000.

Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ENLT” and the Tel Aviv Stock Exchange (“TASE”) under the symbol “ENLT.” On November 10, 2026, the last sale price of the shares as reported on Nasdaq was $70.52 per share.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through Nasdaq or another market for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable Sales Agent. We will submit orders to only one Sales Agent relating to the sale of our ordinary shares on any given day. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the Sales Agents not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction.

We also may sell our ordinary shares to one or more of the Sales Agents, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell shares to one or more Sales Agents, as principal, we will enter into a separate terms agreement with such Sales Agent or agents, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

We will pay the Sales Agents a commission of up to 2.0% of the gross sales price per share sold through them as our agent under the Sales Agreement. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” herein. In connection with the sale of our ordinary shares on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts.

Investing in our ordinary shares involves risks. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Barclays	Wells Fargo Securities

The date of this prospectus supplement is November 10, 2026

Neither we nor the Sales Agents have authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, in any related free-writing prospectus we prepare or authorize and in the documents incorporated by reference herein. We and the Sales Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of their respective dates.

table of contents

PROSPECTUS SUPPLEMENT

PROSPECTUS

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About This Prospectus Supplement

This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the securities offered. The second part is the accompanying prospectus, dated June 23, 2026, which is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus. Before buying any of the ordinary shares that we are offering, you should carefully read both this prospectus supplement and the accompanying prospectus, as well as the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should look to the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus supplement nor any offering made under it implies that there has been no change in our affairs or that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or any documents incorporated by reference is correct as of any date after their respective dates. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or any documents incorporated by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the Sales Agents have authorized anyone to provide you with any information or to represent as to anything different from, or not contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither we nor the Sales Agents take any responsibility and can make no assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the ordinary shares described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such ordinary shares in any circumstances in which such offer or solicitation is unlawful.

Neither we nor the Sales Agents have taken any action that would permit the offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any filed free writing prospectus in any jurisdiction where other action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus filed with the SEC must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares described in this prospectus supplement and the distribution of this prospectus supplement, the accompanying prospectus or any filed free writing prospectus outside of the United States.

Market and Industry Data

We obtained the industry, market, and competitive position data used throughout this prospectus supplement from our own internal estimates as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. Estimates of historical growth rates in the markets where we operate are not necessarily indicative of future growth rates in such markets. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the projections and estimates made by independent third parties and us contained in this prospectus supplement.

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Trademarks

We have proprietary rights to trademarks used in this prospectus supplement that are important to our business. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement is the property of its respective holder.

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Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this prospectus supplement may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements as contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this prospectus supplement other than statements of historical fact, including, without limitation, statements regarding our future operating results and financial position, our business strategy and plans, capabilities of our project portfolio and achievement of operational objectives, progress of our projects, including anticipated timing of related approvals and of completion of our ongoing projects, anticipated regulatory developments, economic, political, industry and market conditions, our objectives for future operations, and our anticipated cash requirements and financing plans are forward-looking statements. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “target,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible,” “forecasts,” “aims” or the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus supplement speak only as of the date of this prospectus supplement. You should not put undue reliance on any forward-looking statement. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors described in this prospectus supplement, including factors beyond our ability to control or predict. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed as exhibits hereto completely and with the understanding that our actual future results or performance may be materially different from what we expect.

Additionally, we may provide information herein or in other locations, such as our website or documents accessible thereby, that is not necessarily “material” under the U.S. federal securities laws for SEC reporting purposes, but that respond to a range of matters, such as certain environmental, social and governance (“ESG”) standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures may change due to revisions in framework requirements, availability or quality of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control.

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Prospectus Supplement Summary

This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus supplement carefully, including the prospectus, the information incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf, including in particular the section titled “Risk Factors” in this prospectus supplement, “Item 3. Key Information,” “Item 5. Operating and Financial Review and Prospects” and “Item 8. Financial Information” in our Annual Report on Form 20-F for the year ended December 31, 2025, as filed with the SEC on March 30, 2026 (our “Annual Report on Form 20-F”), the other sections of the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and the financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in our securities.

Company Overview

We are a global renewable energy platform, founded in 2008 and publicly traded on the TASE since February 2010 and on Nasdaq since February 2023. We develop, finance, construct, own and operate utility-scale renewable energy projects. We primarily generate revenue from the sale of electricity produced by our renewable energy facilities, pursuant to long-term power purchase or similar agreements. Our control over the entire project life cycle, from greenfield development to ownership and operations, enables us to deliver strong project returns and rapid growth. Furthermore, we distinguish ourselves through our diverse global presence and multi-technology capabilities, which allow us to strategically optimize our capital allocation between geographies and renewable technologies to deliver highly profitable projects at reduced risk.

We act as both a project developer and a power producer, controlling the entire project life cycle through the value chain. Our successful track record and expertise in project development, having reached ready to build status on projects with an aggregate capacity of 7.2 GW and 10.1 GWh globally (including projects developed by Clenera Holdings, LLC (“Clenera”) prior to its acquisition by us) from our founding to August 4, 2026, enable us to identify and deliver highly profitable projects. Our in-house project development capability, which includes extensive greenfield development capabilities across our largest markets, gives us access to projects that we believe many of our competitors (both strategic and financial investors) either could not access or could not access at an attractive cost. Our development arm also serves as our organic growth engine, providing us with significant levels of visibility into the future of our business through our large project pipeline.

Since our founding in 2008, we have transformed into a global renewable energy platform, operating across 15 different countries throughout Europe, in the United States, Morocco, and Israel and across multiple technologies. From a technological perspective, we develop wind energy, solar energy, and energy storage projects, with energy storage collocated with generation capacity and on a standalone basis. Our global platform includes what we believe are some of the largest onshore wind and combined solar and storage projects across the United States, Europe and Israel, which are either operational, under construction or in pre-construction, highlighting our ability to identify and deliver projects of scale across our global platform. In August 2021, we established our operations in the United States through the acquisition of Clenera. We believe that our unique breadth of market presence and multi-technology capabilities enable us to optimize our capital allocation, based on power market fundamentals, changing regulatory environments, supply chain access and other considerations, while also diversifying our portfolio of projects and limiting our exposure to individual market disruptions.

During the past year, we devised a strategic framework outlining our plans to enter into the data center development sector, identifying it as a key growth engine which complements our core renewable energy expertise. We aim to lead the full data center lifecycle, including development, construction, and long-term operation of these assets. We have entered into Israel’s data center market and are actively pursuing scalable opportunities across the United States and Europe.

Our control over the entire project life cycle coupled with our strategic approach to market and technology selection has enabled us to both develop projects with differentiated returns on investment and deliver rapid growth.

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Corporate Information

We are incorporated in Israel under the Israeli Companies Law, 5759-1999 (the “Companies Law”). Our principal executive offices are located at 13 Amal St., Afek Industrial Park, Rosh Ha’ayin 4809249, Israel. Our website address is https://www.enlightenergy.com and our phone number is 972 (3) 900-8700. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein. We have included our website address in this prospectus supplement solely for informational purposes. Our agent for service of process in the United States is Enlight Renewable Energy LLC.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer.” Accordingly, we report under the Exchange Act as a non-U.S. company with foreign private issuer status. As a foreign private issuer, we may take advantage of certain provisions under the rules that allow us to follow Israeli law for certain corporate governance matters. As long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the rules under Section 14 of the Exchange Act that impose disclosure obligations and procedural requirements for the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	Prior to March 18, 2026, as a foreign private issuer, we were exempt from the provisions of Section 16(a) of the Exchange Act, requiring our directors, executive officers and principal shareholders to file public reports of their beneficial ownership of, and transactions in, our equity securities, as well as from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating that directors and officers of foreign private issuers file reports under Section 16(a) of the Exchange Act (Forms 3, 4 and 5) to disclose their beneficial ownership interests and changes therein, effective March 18, 2026. Accordingly, our directors and executive officers are now subject to the reporting requirements of Section 16(a). However, our officers, directors and principal shareholders remain exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and related rules with respect to their purchases and sales of our securities;

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic issuers. Foreign private issuers are exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are not foreign private issuers.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50.0% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:

•	the majority of our executive officers or directors are U.S. citizens or residents;

•	more than 50% of our assets are located in the United States; or

•	our business is administered principally in the United States.

We have chosen to take advantage of certain of the reduced disclosure requirements and other exemptions described above and intend to continue to take advantage of certain exemptions in the future. As a result, the information that we provide may be different than the information you receive from other public companies in which you hold stock. As a result, some investors may find our ordinary shares less attractive than they would have otherwise. The result may be a less active trading market for our ordinary shares, and the price of our ordinary shares may be more volatile. We will be a foreign private issuer, and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

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The Offering

Issuer	Enlight Renewable Energy Ltd.

Ordinary shares offered by us	Ordinary shares having an aggregate offering price of up to $400,000,000.

Ordinary shares outstanding prior to this offering	140,012,022 ordinary shares as of November 10, 2026.

Plan of Distribution

“At-the-market” offering that may be made from time to time through our sales agents, Barclays Capital Inc. and Wells Fargo Securities, LLC.

We also may sell our ordinary shares to one or more of the Sales Agents, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell ordinary shares to one or more of the Sales Agents, as principal, we will enter into a separate terms agreement with such Sales Agent or agents setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

See “Plan of Distribution (Conflicts of Interest).”

Use of Proceeds	We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of outstanding debt. Our management will have broad discretion in the application of net proceeds, if any. See “Use of Proceeds.”

Risk Factors	An investment in our ordinary shares involves various risks. Prospective investors should carefully consider the matters described in the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Listing	Our ordinary shares are listed on Nasdaq under the symbol “ENLT” and the TASE under the symbol “ENLT.”

Transfer Agent and Registrar	Equiniti Trust Company, LLC

Unless we specifically state otherwise, all share information in this prospectus supplement (i) is based on the number of ordinary shares outstanding as of September 30, 2026 and (ii) does not take into account:

•	approximately 4,586,560 ordinary shares issuable upon exercise of options, restricted share units or performance-based restricted share units outstanding under our share option plans as of September 30, 2026; and

•	approximately 1,830,608 ordinary shares available for future issuance under our share option plans as of September 30, 2026.

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Risk Factors

An investment in our securities involves a high degree of risk and you should carefully consider the risks and uncertainties before making an investment decision. The following disclosure is intended to supplement or modify and supersede, as applicable, previously disclosed risk factors facing the Company described under “Risk Factors” in this prospectus supplement and the other information included in this prospectus supplement and the accompanying prospectus, as well as the section “Item 3. Key Information—D. Risk Factors” in our most recent Annual Report on Form 20-F and any updates to those risk factors in our reports on Form 6-K incorporated by reference in the prospectus supplement and the accompanying prospectus. Any risk under a similar heading in those documents shall be deemed modified or superseded by the disclosure included herein.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, prospects, financial condition, results of operations, or strategic objectives could be materially and adversely affected by any of these risks and uncertainties, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment. References to past events are provided in these risk factors by way of example only and are not intended to be a complete listing or a representation as to whether or not such factors have occurred in the past or their likelihood of occurring in the future. See also “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Incorporation and Location in Israel

Israeli settlement activity in the West Bank has led to increasing restrictive measures by the European Union, the United Kingdom and other jurisdictions, which may negatively impact our business.

The European Union, the United Kingdom and several European countries have recently adopted, or announced, measures targeting Israeli settlement activity in the West Bank. These include sanctions on persons and entities that support settlements and restrictions on construction, financing and other services provided for settlement expansion. EU and UK authorities have also warned businesses and financial institutions of the legal, economic and reputational consequences of involvement in settlement activity. The scope and implementation of these measures remain uncertain. Although we do not have projects in the West Bank, such measures, and related negative publicity, may cause European and UK lenders, investors and business partners to restrict their dealings with Israeli companies, including us. They may also adversely affect Israeli financial institutions and other counterparties on which we rely. Moreover, uncertainty regarding the timing and scope of the proposed restrictions may cause European and UK lenders and other counterparties to defer entering into financing arrangements and other agreements with us until there is greater clarity, which could adversely affect our ability to obtain financing and could disrupt our business operations.

Political, economic and military conditions in Israel could materially and adversely affect our business, financial condition and results of operations.

We are incorporated under Israeli law, and our principal offices and certain manufacturing facilities are located in Israel . Israel has been engaged in armed conflict on multiple fronts in recent years, and although ceasefire arrangements are currently in effect in Gaza, they remain fragile. The duration, scope, and effects of these conflicts remain unknown and difficult to predict. Additionally, many of our employees and members of our management team are Israeli residents, and certain projects from which we derive revenues are located in Israel. Accordingly, political, economic, and military conditions in Israel and the surrounding region directly affect our business.

Since October 2023, following terror attacks by Hamas and Israel’s subsequent declaration of war, the region has experienced significant instability. This instability has included missile strikes, hostile infiltrations, and acts of terrorism against civilian targets in various parts of Israel. Hostilities have occurred on multiple fronts, including with Hezbollah along Israel’s northern border, attacks and threats from the Houthis in Yemen, and direct confrontations with Iran. While a ceasefire framework with Hamas was reached in October 2025 and with Hezbollah in November 2025, the security situation escalated significantly in late February 2026. At that time, Israel and the United States conducted preemptive strikes against Iran to eliminate its nuclear and ballistic missile capabilities. In response, Iran launched missile and drone attacks toward population centers and military installations in Israel, neighboring countries in the Persian Gulf region, and against U.S. assets in the region. In early March 2026, Hezbollah joined the conflict, carrying out missile attacks that led to Israeli retaliatory strikes and limited ground incursions. While direct missile and drone exchanges between Israel and Iran largely ceased following a ceasefire between the U.S. and Iran in April 2026, the ceasefire’s durability remains uncertain and the situation remains highly volatile, with the potential for further escalation into a broader and more sustained regional conflict.

Israel is also currently experiencing significant political uncertainty. The general election held in October 2026 did not produce a clear parliamentary majority for any political bloc, and the formation of a new government remains uncertain. If a government cannot be formed, Israel may hold further elections, and the outgoing government would continue to serve in a caretaker capacity in the meantime, with limited ability to adopt new policies or approve a state budget. Israel has experienced similar periods of political deadlock in recent years, including repeated elections between 2019 and 2022 and extended periods without a permanent government or an approved budget. A prolonged period of political deadlock, caretaker government or repeated elections could delay government decisions, regulatory approvals and planning processes on which the development of our Israeli projects depends, including national infrastructure plans and tenders. It could also delay energy-sector policy and adversely affect the Israeli economy, Israel’s sovereign credit ratings and Israeli capital markets.

The ongoing war is rapidly evolving and could disrupt our business in material ways not currently anticipated. If the war continues or escalates, it may affect us in several ways, including:

•	Human Resources: Israeli citizens are generally obligated to perform reserve duty until the age of 40 or older. Approximately 15% of our Israeli employees and managers were called to active reserve duty during 2025. Third-party contractors we use have also been called up to reserve duty. While many were released from active duty following the 2025 ceasefires, the escalation in early 2026 has led to significant new call-ups of military reservists. Following the ceasefire arrangements in April 2026, the number of reservists called to active duty has decreased substantially, and only a de minimis percentage of our Israeli employees and managers are currently serving on active reserve duty. However, future call-ups, which may occur on short notice and for extended periods, may result in the absence of key employees or management members, which could disrupt our operations. These hostilities have included missiles and drones being fired against civilian targets in various parts of Israel, including areas in which our employees and business partners are located. We have experienced disruptions to work routines, periodic travel limitations and occasional rocket fire requiring employees to take temporary shelter. Although these disruptions have not been material to date, any future escalation could significantly impact our workforce and operations.

•	Macro-economic effects: The ongoing conflict has resulted in certain negative macro-economic impacts, including credit rating downgrades for Israel by Moody’s and Standard & Poor’s in late 2024 and a significant increase in the price of oil. Following the October 2026 election, Fitch stated that prolonged political uncertainty and the risk of a no-majority government are consistent with its negative outlook. The war and political stability have caused and may continue to cause additional domestic macro-economic effects such as inflation, depreciation of the shekel, bearish capital markets, further downgrade of sovereign credit rating, reduced availability of credit and a decline in growth. These factors could make it more difficult and expensive for us to raise capital and negatively influence the market price of our ordinary shares.

•	Trade curtailment and Shipping: Hostilities have led to interruptions in trade and increased efforts by certain countries and organizations to boycott Israeli goods and services. Additionally, attacks by Houthis on commercial shipping in the Red Sea have forced the rerouting of vessels away from the Suez Canal. This has caused a substantial increase in global shipping rates, impacting our supply chain and the cost of components required for our products.

•	Damage to infrastructure: Terror and missile attacks may lead to infrastructure damage, including harm to our facilities and communication networks. Cyberattacks may also be aimed at disrupting our operational assets and damaging our infrastructure. For example, our Genesis Wind project and Emek Habacha project are located in the Golan Heights, an area subject to frequent rocket attacks. If this project is damaged, it may be difficult or impossible to access for maintenance and repairs. While the Israeli government may cover certain direct damages, such coverage may be limited, may not be maintained and may not compensate for loss of revenue. Additionally, our commercial insurance does not cover losses resulting from war or terrorism. War-related damage may also be inflicted upon the national grid, EC substations, or other transmission infrastructure, which may impact our ability to continue generating and selling electricity.

•	Damage to infrastructure: Terror and missile attacks may lead to infrastructure damage, including harm to our facilities and communication networks. Cyberattacks may also be aimed at disrupting our operational assets and damaging our infrastructure. For example, our Genesis Wind project and Emek Habacha project are located in the Golan Heights, an area subject to frequent rocket attacks. If this project is damaged, it may be difficult or impossible to access for maintenance and repairs. While the Israeli government may cover certain direct damages, such coverage may be limited, may not be maintained and may not compensate for loss of revenue. Additionally, our commercial insurance does not cover losses resulting from war or terrorism. War-related damage may also be inflicted upon the national grid, EC substations, or other transmission infrastructure, which may impact our ability to continue generating and selling electricity.

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Risks Related to this Offering

The gross proceeds or actual number of shares we will issue under the Sales Agreement in this offering, at any one time or in total, are uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to request Sales Agents to sell ordinary shares at any time throughout the term of the Sales Agreement, and the Sales Agents will be obligated to use their commercially reasonable efforts to sell the ordinary shares. The number of ordinary shares that are sold by the Sales Agents after commencement of sales under the Sales Agreement will fluctuate based on the market price of the ordinary shares during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the gross proceeds to be raised in connection with those sales.

The ordinary shares offered hereby will be sold in “at the market offerings”, and investors who purchase shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and therefore may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

If you invest in our ordinary shares in the offering, you may experience substantial and immediate dilution.

The shares sold in this offering will be sold from time to time at various prices. The price per share of our ordinary shares sold in this offering may, at the time of sale, exceed the net tangible book value per share of our ordinary shares outstanding prior to this offering. Therefore, if you purchase our ordinary shares in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding share option plans at exercise prices lower than the price of our ordinary shares in this offering, you will incur further dilution.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into our ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our board of directors will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. The failure by our board of directors to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our ordinary shares to decline. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value. See “Use of Proceeds” in this prospectus supplement for further information.

Because we do not anticipate paying any cash dividends on our ordinary shares for the foreseeable future, capital appreciation, if any, of our ordinary shares will be the sole source of gain associated with investment in our ordinary shares.

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our ordinary shares will be the sole source of gain associated with investment in our ordinary shares for the foreseeable future.

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Use of Proceeds

The amount of proceeds from this offering will depend upon the number of ordinary shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement as a source of financing. We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of outstanding debt.

Certain affiliates of the Sales Agents are lenders and/or agents under certain of our existing financing agreements. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under such agreements, those lenders will receive their pro rata portion of the proceeds from this offering we use to pay any such amounts. See “Plan of Distribution—Conflicts of Interest.”

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

Pending the uses described above, we plan to invest the net proceeds from this offering in cash or cash equivalents.

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Dividend Policy

We have never declared nor paid any dividends on our ordinary shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion in whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. The Companies Law imposes restrictions on our ability to declare and pay dividends. See “Description of Share Capital—Dividend and Liquidation Rights” in the accompanying prospectus for additional information.

Payment of dividends may be subject to Israeli withholding taxes. See “Material Israeli Tax Considerations” in this prospectus supplement for further information.

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Material U.S. Federal Income Tax Considerations for United States Holders

The following summary describes certain U.S. federal income tax considerations generally applicable to United States Holders (as defined below) of our ordinary shares. This summary is limited to the U.S. federal income tax consequences to United States Holders (as defined below) who hold our ordinary shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary also does not address the tax consequences that may be relevant to holders subject to special rules including, without limitation, dealers in securities, traders that elect to use a mark-to-market method of accounting, holders that own our ordinary shares as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment, banks or other financial institutions, individual retirement accounts and other tax-deferred accounts, insurance companies, tax-exempt organizations, United States expatriates, holders whose functional currency is not the U.S. dollar, holders subject to any alternative minimum tax, holders that acquired our ordinary shares in a compensatory transaction, holders that are entities or arrangements treated as partnerships for U.S. federal income tax purposes or holders that actually or constructively through attribution own 10% or more of the total voting power or value of our outstanding ordinary shares.

This summary is based upon the Code, applicable U.S. Treasury regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) regarding the tax consequences described herein, and there can be no assurance that the IRS will agree with the discussion set out below. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as state and local tax consequences, the estate and gift tax or the Medicare tax on net investment income).

As used herein, the term “United States Holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof or therein or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) that is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in Code Section 7701(a)(30), or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person.”

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes acquires our ordinary shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership considering an investment in our ordinary shares should consult its tax advisor as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of our ordinary shares in particular circumstances.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. UNITED STATES HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Distributions

Although we do not anticipate paying any dividends in the foreseeable future, as described in the section titled “Dividend Policy” above, if we do make any distributions, subject to the discussion below under “–Passive Foreign Investment Company Considerations,” the amount of dividends paid to a United States Holder with respect to our ordinary shares before reduction for any Israeli taxes withheld therefrom generally will be included in the United States Holder’s gross income as ordinary income from foreign sources to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Distributions in excess of earnings and profits will be treated as a non-taxable return of capital to the extent of the United States Holder’s tax basis in those ordinary shares and thereafter as capital gain. However, we do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, United States Holders should expect to treat a distribution as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any distribution paid in foreign currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is included in the United States Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars at that time.

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Certain Treasury regulations (the “Foreign Tax Credit Regulations”) may in some circumstances prohibit a United States Holder from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. However, the IRS has released notices (the “IRS Notices”) which indicate that the Treasury Department and the IRS are considering amendments to the Foreign Tax Credit Regulations and provide temporary relief from certain of their provisions until such time as the IRS issues a subsequent notice or other guidance withdrawing or modifying the temporary relief (or any later date specified in the relevant notice or guidance). The rules governing the treatment of foreign taxes imposed on a United States Holder and foreign tax credits are complex, and United States Holders should consult their tax advisors regarding the availability of a foreign tax credit or deduction in light of their particular circumstances, including their eligibility for benefits under an applicable income tax treaty and the potential impact of the Foreign Tax Credit Regulations and IRS Notices.

Dividends received by certain non-corporate United States Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that (i) either our ordinary shares are readily tradable on an established securities market in the United States or we are eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury Department has determined is satisfactory for these purposes, (ii) we are neither a PFIC (as discussed below under “–Passive Foreign Investment Company Considerations,”) nor treated as such with respect to the United States Holder for either the taxable year in which the dividend is paid or the preceding taxable year and (iii) the United States Holder satisfies certain holding period and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, where our ordinary shares are listed. United States Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends paid with respect to our ordinary shares. Corporate United States Holders will not be eligible for the deduction with respect to dividends paid on our ordinary shares.

Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the discussion below under “–Passive Foreign Investment Company Considerations,” a United States Holder generally will recognize capital gain or loss for United States federal income tax purposes on the sale, exchange or other taxable disposition of our ordinary shares equal to the difference, if any, between the amount realized and the United States Holder’s tax basis in those ordinary shares. A United States Holder’s initial tax basis in our ordinary shares generally will equal the cost of such ordinary shares. If any Israeli tax is imposed on the sale, exchange or other disposition of our ordinary shares, a United States Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the Israeli tax.

In general, capital gains recognized by a non-corporate United States Holder, including an individual, are subject to a lower rate of tax under current law if such United States Holder’s holding period in our ordinary shares exceeds one year. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as United States source income or loss for purposes of the foreign tax credit. Because gain on the sale or other taxable disposition of our ordinary shares will be treated as U.S. source income, and United States Holders may use foreign tax credits against only the portion of U.S. federal income tax liability that is attributed to foreign source income in the same category, United States Holders’ ability to utilize a foreign tax credit with respect to the Israeli tax imposed on any such sale or other taxable disposition, if any, may be significantly limited.

In addition, if a United States Holder is eligible for the benefit of the income tax convention between the United States and the State of Israel and pays Israeli tax in excess of the amount applicable to the United States Holder under such convention or if the Israeli tax paid is reasonably certain to be refundable, the United States Holder will not be able to claim any foreign tax credit or deduction with respect to such excess portion of the Israeli tax paid or the amount of Israeli tax refunded. In addition, pursuant to applicable U.S. Treasury regulations (subject to temporary relief potentially available under applicable IRS Notices until further IRS guidance), if a United States Holder is not eligible for the benefits of an applicable income tax treaty or does not elect to apply such treaty, then such holder may not be able to claim a foreign tax credit arising from any foreign tax imposed on the disposition of our ordinary shares, depending on the nature of such foreign tax. The rules governing the treatment of foreign taxes imposed on a United States Holder and foreign tax credits are complex, and United States Holders should consult their tax advisors regarding the availability of a foreign tax credit or deduction in light of their particular circumstances, including their eligibility for benefits under an applicable income tax treaty and the potential impact of the applicable U.S. Treasury regulations and IRS Notices.

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Passive Foreign Investment Company Considerations

We will be classified as a passive foreign investment company (“PFIC”) for any taxable year if, after the application of certain look-through rules, either: (i) 75% or more of our gross income for such year is “passive income” (as defined in the relevant provisions of the Code), or (ii) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For these purposes, cash and other assets readily convertible into cash or that do or could generate passive income are categorized as passive assets, and the value of goodwill and other unbooked intangible assets is generally taken into account. Goodwill is treated as an active asset under the PFIC rules to the extent attributable to activities that produce active income. Passive income generally includes, among other things, rents, dividends, interest, royalties, gains from the disposition of passive assets and gains from commodities and securities transactions. For purposes of this test, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation of which we own, directly or indirectly, at least 25% (by value) of the stock.

Based on our market capitalization and the current and anticipated composition of our income, assets and operations, we believe that we were not a PFIC for the year ended December 31, 2025, and do not expect to be a PFIC for United States federal income tax purposes for the current taxable year or in the foreseeable future. However, our PFIC status for the year ended December 31, 2025, or the current or any other taxable year is subject to considerable uncertainties. For example, it is expected that our annual PFIC status for any taxable year will depend in large part on the extent to which our gross income from sales of energy is considered to be non-passive income under the Code. Based on the manner in which we operated in the year ended December 31, 2025, currently operate and intend to operate, we believe it reasonable for United States Holders to take the position that our gross income from energy sales is non-passive income.

However, because we outsource to independent contractors certain operation and maintenance functions that may be treated as significant with respect to our projects, there can be no assurance that the IRS or a court will agree with this position. If our income from sales of energy is not treated as derived from an active business, we will likely be a PFIC. Moreover, whether we are a PFIC is a factual determination that must be made annually after the close of each taxable year. This determination will depend on, among other things, the composition of our income and assets, as well as the value of our ordinary shares and assets. The aggregate value of our assets for purposes of the PFIC determination may be determined by reference to the trading price of our ordinary shares, which could fluctuate significantly. In addition, the extent to which our goodwill will be characterized as an active asset is not entirely clear and we cannot give assurance that the entire amount of our goodwill will be treated as an active asset. It is possible that the IRS may take a contrary position with respect to our PFIC determination in any particular year, and therefore, there can be no assurance that we were not a PFIC for the year ended December 31, 2025, or will not be classified as a PFIC in the current taxable year or in the future.

Certain adverse U.S. federal income tax consequences (described below) could apply to a United States Holder if we are treated as a PFIC for any taxable year during which such United States Holder holds our ordinary shares. Under the PFIC rules, if we were considered a PFIC at any time that a United States Holder holds our ordinary shares, we would continue to be treated as a PFIC with respect to such holder’s investment unless (i) we cease to be a PFIC, and (ii) the United States Holder has made a “deemed sale” election under the PFIC rules. If such election is made, a United States Holder will be deemed to have sold our ordinary shares at their fair market value on the last day of the taxable year in which we were a PFIC, and any gain from the deemed sale would be subject to the rules described in the following paragraph. After the “deemed sale” election, so long as we do not become a PFIC in a subsequent taxable year, the ordinary shares with respect to which such election was made will not be treated as shares in a PFIC. United States Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we are (or were to become) and then cease to be a PFIC, and such election becomes available.

If we were a PFIC for any taxable year that a United States Holder holds our ordinary shares, unless the United States Holder makes certain elections, any gain recognized by the United States Holder on a sale or other disposition of our ordinary shares would be allocated pro-rata over the United States Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or the highest rate in effect for corporations, as appropriate, for that taxable year, and an interest charge would be imposed. Further, to the extent that any distribution received by a United States Holder on our ordinary shares exceeds 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the United States Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain on the sale or other disposition of our ordinary shares if we were a PFIC, described above. If we are treated as a PFIC with respect to a United States Holder for any taxable year, the United States Holder will be deemed to own equity in any of the entities in which we hold equity that also are PFICs. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment or treatment as a qualified electing fund (“QEF”)) of our ordinary shares if we are considered a PFIC. However, we do not intend to prepare or provide United States Holders the information that would enable United States Holders to make a QEF election. In addition, an election for mark-to-market treatment is unlikely to be available to mitigate any adverse tax consequences with respect to entities in which we hold equity that are PFICs. If we are considered a PFIC, a United States Holder also will be subject to annual information reporting requirements. United States Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in our ordinary shares and the potential consequences thereof.

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Information Reporting and Backup Withholding

Dividends on and proceeds from the sale or other taxable disposition of our ordinary shares may be subject to information reporting to the IRS. In addition, a United States Holder (other than an exempt holder who establishes its exempt status if required) may be subject to backup withholding on dividend payments and proceeds from the sale or other taxable disposition of our ordinary shares paid within the United States or through certain U.S.- related financial intermediaries.

Backup withholding will not apply, however, to a United States Holder who furnishes a correct taxpayer identification number, makes other required certification and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Rather, any amount withheld under the backup withholding rules will be creditable or refundable against the United States Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Financial Asset Reporting

Certain United States Holders are required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds certain threshold amounts, subject to certain exceptions. Our ordinary shares are expected to constitute foreign financial assets subject to these requirements unless the ordinary shares are held in an account at certain financial institutions. Penalties may apply if United States Holders fail to satisfy such reporting requirements on the ownership of our ordinary shares. United States Holders should consult their tax advisors regarding the application of these reporting requirements.

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Material Israeli Tax Considerations

The following is a summary of the certain material Israeli tax law consequences concerning the ownership and disposition of our ordinary shares purchased by non-Israeli resident investors in this offering.

This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of its, his or her personal circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include Israeli residents, partnerships, trusts or traders in securities who are subject to special tax regimes not covered in this discussion.

To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion.

The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

The discussion should not be construed as legal or professional tax advice and does not cover all possible tax considerations.

THE SUMMARY OF ISRAELI INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL OR OTHER TAXING JURISDICTION.

Capital Gains Tax

Israeli capital gains tax is imposed on the disposition of capital assets by an Israeli resident, and on the disposition of such assets by a non-Israeli resident if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation or (iii) represent, directly or indirectly, rights to assets located in Israel, unless a specific exemption is available or unless a tax treaty between Israel and the seller’s country of residence provides otherwise. Israeli tax law distinguishes between “Real Capital Gain” and “Inflationary Surplus.” Inflationary Surplus is a portion of the total capital gain which is equivalent to the increase in the relevant asset’s price that is attributable to the increase in the Israeli Consumer Price Index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary Surplus is currently not subject to tax in Israel. Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus.

Generally, Real Capital Gain accrued by individuals, on sale of our ordinary shares will be taxed at the rate of 25%. However, if the shareholder is a “substantial shareholder” at the time of sale or at any time during the preceding 12-month period and/or claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares, such gain will be taxed at the rate of 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person regarding the material affairs of the company on a permanent basis, holds, directly or indirectly, at least 10% of any of the “Means of Control” of the corporation. “Means of Control” generally include the right to vote, receive profits, nominate a director or an executive officer or like the same, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Real Capital Gain derived by corporations will be generally subject to a corporate tax, currently at a rate of 23%.

A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, may be exempt from Israeli tax so long as, among other conditions, the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, a non-Israeli “body of persons” (as defined under Israeli law, which includes corporate entities, partnerships, and other entities) will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli body of persons or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli body of persons, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income. The exemption may be subject to the receipt in advance of a valid certificate from the Israel Tax Authority (“ITA”) allowing for such an exemption.

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Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gain tax under the provisions of an applicable tax treaty. For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States-Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the United States-Israel Tax Treaty (a “Treaty U.S. Resident”) is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital of the company during any part of the 12 month period preceding the disposition, subject to certain conditions; or (v) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale (i.e., residency certificate or other documentation). Specifically, the ITA may require shareholders who are not liable for Israeli capital gains tax on such sale to sign declarations in forms prescribed by the ITA, provide documents (including, for example, a certificate of residency) or obtain a specific exemption from the ITA to confirm their status as non-Israeli residents (and, in the absence of such declarations or exemptions, the ITA may require the purchaser or any applicable payor of the shares to withhold tax at source).

Taxation on Receipt of Dividends

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). With respect to a person who is a “substantial shareholder” (as defined above) at the time of receiving the dividend or at any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% so long as the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) and, subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate, or such lower rate as may be provided in an applicable tax treaty or under the Israeli Law for the Encouragement of Capital Investments, 1959 (the “Encouragement of Capital Investments Law”). For example, under the United States-Israel Tax Treaty, dividends paid to a holder of our ordinary shares who is a Treaty U.S. Resident shall be subject to tax at a rate of 25%. However, generally, dividends that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, will be subject to tax at a rate of 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income which was entitled to a reduced tax rate under the Encouragement of Capital Investments Law shall be subject to tax at a rate of 15% for a shareholder that is a U.S. corporation, provided that the conditions as set forth in the previous sentence are met. If the dividend is attributable partly to income which was entitled to a reduced tax rate under the Encouragement of Capital Investments Law, the applicable rate may be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability. The aforementioned rates under the United States-Israel Tax Treaty will not apply if the dividend income was derived through a permanent establishment of the Treaty U.S. Resident in Israel.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed, and (iii) the taxpayer is not obligated to pay Surtax (as further explained below).

Surtax

Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding a certain threshold (currently NIS 721,560 for years 2025 through 2027, which amount will be updated annually starting January 1, 2028, based on the annual change in the Israeli consumer price index) (the “Threshold Amount”).

As of January 1, 2025, an additional 2% excess tax is imposed on Capital-Sourced Income (defined as income from any source other than employment income, business income or income from “personal effort”), to the extent that the Individual’s Capital Sourced Income exceeds the specified threshold of NIS 721,560 (and regardless of the employment/business income amount of such individual). This new excess tax applies, among other things, to income from capital gains, dividends, interest, rental income, or the sale of real property.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

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Plan of Distribution (Conflicts of Interest)

We have entered into a sales agreement with Barclays Capital Inc. and Wells Fargo Securities, LLC, as our sales agents, under which we may offer and sell our ordinary shares having an aggregate offering price of up to $400,000,000 from time to time. The sales, if any, of our ordinary shares made under the Sales Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including by sales made directly on or through Nasdaq or another market for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable Sales Agent. We also may sell our ordinary shares to one or more of the Sales Agents, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell ordinary shares to one or more of the Sales Agents, as principal, we will enter into a separate terms agreement with such Sales Agent or agents setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

We will designate the maximum amount of our ordinary shares to be sold through the Sales Agents on a daily basis or otherwise as we and the Sales Agents agree and the minimum price per share at which such ordinary shares may be sold. We will submit orders to only one Sales Agent relating to the sale of our ordinary shares on any given day. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the Sales Agents not to sell any ordinary shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agents may suspend the offering of our ordinary shares at any time and from time to time by notifying the other party. We cannot predict the number of ordinary shares that we may sell hereby or if any ordinary shares will be sold.

We will pay each Sales Agent a commission of up to 2.0% of the gross sales price per share sold through it as our agent under the Sales Agreement. We will reimburse the Sales Agents for certain of their expenses in connection with the offering. We estimate that the total expenses of this offering payable by us, excluding commissions payable to the Sales Agents under the Sales Agreement, will be approximately $511 thousand. The remaining proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of our ordinary shares in this offering.

The applicable Sales Agent will provide to us written confirmation following the close of trading on Nasdaq each day on which our ordinary shares are sold under the Sales Agreement. Each confirmation will include the number of ordinary shares sold on that day, the gross sales proceeds, the net proceeds to us (after deducting any expenses payable by us and any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the compensation payable by us to the Sales Agent. We will report in our filings under the Exchange Act, at least quarterly the number of ordinary shares sold by or through the Sales Agents under the Sales Agreement, the net proceeds to us and the aggregate compensation paid to the Sales Agents in connection with the sales of the ordinary shares during the relevant quarter.

Settlement for sales of our ordinary shares will occur, unless the parties agree otherwise, on the first trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the Sales Agreement, we also may sell our ordinary shares to one or more Sales Agent, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell our ordinary shares to one or more Sales Agents, as principal, we will enter into a separate terms agreement with such Sales Agent or agents and we will describe the agreement in a separate prospectus supplement or pricing supplement.

If we have reason to believe that our ordinary shares are no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, we will promptly notify the other parties and sales of our ordinary shares pursuant to the Sales Agreement or any terms agreement will be suspended until, in our collective judgment, Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all shares subject to the Sales Agreement or (2) the termination of the Sales Agreement as permitted therein.

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In connection with the sale of ordinary shares on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts.  We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including civil liabilities under the Securities Act.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to the Company’s report on Form 6-K.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by each Sales Agent, and each Sales Agent may distribute the prospectus supplement and the accompanying prospectus electronically.

Conflicts of Interest

The Sales Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services.

Certain of the Sales Agents and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In particular, Wells Fargo Securities, LLC or its respective affiliates serve as lenders and/or agents under certain of our existing financing agreements. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under such agreements, those lenders will receive their pro rata portion of the proceeds from this offering we use to pay any such amounts. Because such affiliates may receive more than 5% of the net proceeds of this offering, the Sales Agents could be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the applicable provisions of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our ordinary shares.

In the ordinary course of their various business activities, the Sales Agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Sales Agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

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Legal Matters

The validity of our ordinary shares and other matters of Israeli law will be passed upon for us by Herzog, Fox & Neeman, Tel Aviv, Israel. Certain matters of U.S. federal law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. The Sales Agents are being represented in connection with this offering by Paul Hastings LLP. Certain matters of Israeli law will be passed upon for the Sales Agents by Meitar, Ramat Gan, Israel as Israeli counsel.

Experts

The consolidated financial statements of Enlight Renewable Energy Ltd. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC an automatic “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the information and reporting requirements of the Exchange Act applicable to foreign private issuers, and, in accordance with the Exchange Act, we will file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K, which will be available on the Internet website maintained by the SEC at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and prior to March 18, 2026, we were exempt from the provisions of Section 16(a) of the Exchange Act, requiring our directors, executive officers and principal shareholders to file public reports of their beneficial ownership of, and transactions in, our equity securities, as well as from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating that directors and officers of foreign private issuers file reports under Section 16(a) of the Exchange Act (Forms 3, 4 and 5) to disclose their beneficial ownership interests and changes therein, effective March 18, 2026. Accordingly, our directors and executive officers are now subject to the reporting requirements of Section 16(a). However, our officers, directors and principal shareholders remain exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and related rules with respect to their purchases and sales of our securities. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at https://www.enlightenergy.com. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this prospectus supplement or any other report or documents we file with or furnish to the SEC.

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Information Incorporated by Reference

We are “incorporating by reference” into this prospectus supplement the information in documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information to the extent that the later filed information modifies or replaces such earlier information. We incorporate by reference in this prospectus supplement the following documents, which we have filed or will file with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on March 30, 2026;

•	our Current Reports on Form 6-K filed on February 2, 2026, February 17, 2026 (only with respect to Exhibit 99.1 thereto, other than the forward-looking guidance included therein), February 19, 2026, May 5, 2026 (only with respect to Exhibit 99.1 thereto, other than the forward-looking guidance included therein), May 11, 2026, May 12, 2026, May 13, 2026, August 4, 2026 (only with respect to Exhibit 99.1 thereto, other than the forward-looking guidance included therein), October 28, 2026 (only with respect to Exhibit 99.1 thereto) and November 3, 2026 (only with respect to Exhibit 99.1 thereto, other than information contained under the headings “2026 guidance raised” and “Conference Call Information”);

•	the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed on March 28, 2025, including all amendments and reports filed for the purpose of updating such description; and

•	all documents and reports subsequently filed by us with the SEC (other than, in each case, any information or documents furnished, rather than filed, with the SEC pursuant to certain items of Form 6-K) after the date hereof and prior to the closing of this offering.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC at the SEC’s website at http://www.sec.gov.

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PROSPECTUS

Enlight Renewable Energy Ltd.

Ordinary Shares
Debt Securities

We or any selling security holder, as applicable, may offer and sell from time to time, in one or more offerings, the securities covered by this prospectus. We or any selling security holder may offer and sell the applicable securities at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering.

This prospectus describes the general terms that apply to the securities and the general manner in which the securities will be offered. We will provide the specific terms of the securities, the specific manner in which these securities will be offered and sold and, if applicable, information about any selling security holder in supplements to this prospectus. The prospectus supplements and any related free writing prospectus may also add, update or change the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the documents we incorporate by reference herein and therein, carefully before you invest. The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers or through a combination of such methods. Supplements to this prospectus will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 14 of this prospectus. Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ENLT” and the Tel Aviv Stock Exchange (“TASE”) under the symbol ENLT.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus, under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference herein and therein.

The date of this prospectus is June 23, 2026.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we or any selling security holder may offer and sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us and/or selling security holders. Each time we or any selling security holder offers or sells securities, we may provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities offered by this prospectus, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a prospectus supplement or a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any selling security holders, underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we or a selling security holder may authorize to be delivered or made available to you. Neither we nor any selling security holders, underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor any selling security holders, underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Certain Definitions

As used in this prospectus, unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our business,” the “Company,” “Enlight” and similar references refer to Enlight Renewable Energy Ltd. and, where appropriate, its consolidated subsidiaries as a consolidated entity.

The terms “shekels,” “Israeli shekels”, “NIS” and “agorot” refer to the lawful currency of the State of Israel, the terms “dollar,” “US$,” “USD,” “U.S. dollar” and “$” refer to the lawful currency of the United States, the terms “Euro,” “EUR” and “€” and refer to the lawful currency of the European Union, the term “HUF” refers to the lawful currency of Hungary and the term “HRK” refers to the lawful currency of Croatia. Unless otherwise indicated, U.S. dollar translations of NIS amounts presented in this prospectus are derived from our financial statements included elsewhere in this prospectus.

Financial Statements

Unless otherwise indicated, all financial information contained or incorporated by reference in this prospectus is prepared and presented in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Certain differences exist between IFRS and generally accepted accounting principles in the United States of America (“U.S. GAAP”) which might be material to the financial information herein. We have not prepared a reconciliation of our consolidated financial statements and related footnote disclosures between IFRS and U.S. GAAP. Potential investors should consult their own professional advisers for an understanding of the differences between IFRS and U.S. GAAP and how these differences might affect the financial information herein. Our fiscal year ends on December 31 of each year.

Although our functional currency is NIS, we present our consolidated financial statements in U.S. dollars as permitted under IFRS.

Non-IFRS Financial Measures

Management uses Adjusted EBITDA, a non-IFRS financial metric, as a complement to the results provided in accordance with IFRS. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization, share based compensation, finance expenses, taxes on income and share in losses of equity accounted investees and minus finance income and non-recurring portions of other income, net. For the purposes of calculating Adjusted EBITDA, compensation for inadequate performance of goods and services procured by the Company are included in other income, net. Compensation for inadequate performance of goods and services reflects the profits the Company would have generated under regular operating conditions and is therefore included in Adjusted EBITDA. With respect to gains (losses) from asset disposals, as part of our strategy to accelerate growth and reduce the need for equity financing, we sells parts of or the entirety of selected renewable project assets from time to time, and therefore includes realized gains or losses from these asset disposals in Adjusted EBITDA. In the case of partial assets disposals, Adjusted EBITDA includes only the actual consideration less the book value of the assets sold. Our management believes Adjusted EBITDA is indicative of operational performance and ongoing profitability and uses Adjusted EBITDA to evaluate the operating performance and for planning and forecasting purposes.

Non-IFRS financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under IFRS. There are a number of limitations related to the use of non-IFRS financial measures versus comparable financial measures determined under IFRS. For example, other companies in our industry may calculate the non-IFRS financial measures that we use differently or may use other measures to evaluate their performance. All of these limitations could reduce the usefulness of our non-IFRS financial measures as analytical tools. Investors are encouraged to review the related IFRS financial measure, Net Income, and the reconciliations of Adjusted EBITDA provided below to Net Income and to not rely on any single financial measure to evaluate our business.

Rounding

Certain monetary amounts, percentages and other figures included elsewhere in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Glossary

As used in this prospectus, except where the context otherwise requires or where otherwise indicated:

•	“Advanced Development Projects” refers to our projects that are expected to commence construction within 13 to 24 months of the Approval Date.

•	“Approval Date” refers to May 5, 2026.

•	“Clenera” refers to Clenera Holdings, LLC, a Delaware limited liability company.

•	“Clenera Acquisition” refers to our acquisition of a 90.1% equity interest in Clenera, a U.S.-based greenfield developer of utility-scale solar energy and energy storage projects.

•	“Development Projects” refers to our projects in various stages of development that are not expected to commence construction within 24 months of the Approval Date.

•	“GW” refers to gigawatts measured on a direct current basis.

•	“GWh” refers to gigawatt hours.

•
“Mature Projects” refers to our projects that, as of the Approval Date, were operational, under construction, in pre-construction (meaning, that they are expected to commence construction within 12 months of the Approval Date) or have a signed PPA.

•	“Merchant Model” refers to the sale of electricity into wholesale energy markets at spot market prices without long-term PPAs or committed offtakers.

•	“Merchant Risk” refers to the risks associated with the Merchant Model, such as the lack of price certainty and the lack of a committed offtaker.

•	“Operational Projects” refers to our Mature Projects that, as of the Approval Date, were operational and producing energy.

•	“MW” refers to megawatts measured on a direct current basis.

•	“MWh” refers to megawatt hours.

•	“PPA” refers to power purchase or similar agreement.

MARKET AND INDUSTRY DATA

We obtained the industry, market, and competitive position data used throughout this prospectus from our own internal estimates as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. Estimates of historical growth rates in the markets where we operate are not necessarily indicative of future growth rates in such markets. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the projections and estimates made by independent third parties and us contained in this prospectus.

TRADEMARKS

We have proprietary rights to trademarks used in this prospectus that are important to our business. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

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SUMMARY

This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the information incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf, including in particular the section titled “Risk Factors” in this prospectus, “Item 3. Key Information,” “Item 5. Operating and Financial Review and Prospects” and “Item 8. Financial Information” in our Annual Report on Form 20-F for the year ended December 31, 2025, as filed with the SEC on March 30, 2026 (our “Annual Report on Form 20-F”), the other sections of the documents incorporated by reference in this prospectus and the financial statements and the related notes incorporated by reference in this prospectus, before making an investment in our securities.

Company Overview

We are a global renewable energy platform, founded in 2008 and publicly traded on the TASE since February 2010 and on Nasdaq since February 2023. We develop, finance, construct, own and operate utility-scale renewable energy projects. We primarily generate revenue from the sale of electricity produced by our renewable energy facilities, pursuant to long-term PPAs. Our control over the entire project life cycle, from greenfield development to ownership and operations, enables us to deliver strong project returns and rapid growth. Furthermore, we distinguish ourselves through our diverse global presence and multi-technology capabilities, which allow us to strategically optimize our capital allocation between geographies and renewable technologies to deliver highly profitable projects at reduced risk. As of May 5, 2026, our total portfolio of utility-scale, renewable energy projects included approximately 21.5 GW of multi-technology generation capacity and approximately 69.0 GWh of energy storage capacity, of which approximately 6.4 GW and approximately 17.9 GWh, respectively, are from Mature Projects.

We act as both a project developer and a power producer, controlling the entire project life cycle through the value chain. Our successful track record and expertise in project development, having reached ready to build (“RTB”) status on projects with an aggregate capacity of 7.2 GW and 8.3 GWh globally (including projects developed by Clenera prior to the Clenera Acquisition) from our founding to May 5, 2026, enable us to identify and deliver highly profitable projects. Our in-house project development capability, which includes extensive greenfield development capabilities across our largest markets, gives us access to projects that we believe many of our competitors (both strategic and financial investors) either could not access or could not access at an attractive cost. Our development arm also serves as our organic growth engine, providing us with significant levels of visibility into the future of our business through our large project pipeline. Moreover, as a power producer with approximately 2.9 GW of generation capacity and 3.4 GWh of storage capacity across our Operational Projects as of May 5, 2026, we benefit from steady long-term, contracted cash flow, which we believe will increase as our projects under construction and in pre-construction, including approximately 3.5 GW of generation capacity and approximately 14.5 GWh of energy storage capacity, reach commercial operation. These long-term cash flows facilitate the financing of our overall activity at a competitive cost of capital.

Since our founding in 2008, we have transformed into a global renewable energy platform, operating across 14 different countries throughout Europe, in the U.S., Morocco, and Israel and across multiple technologies. From a technological perspective, we develop wind energy, solar energy, and energy storage projects, with energy storage collocated with generation capacity and on a standalone basis. Our global platform includes what we believe are some of the largest onshore wind and combined solar and storage projects across the United States, Europe and Israel, which are either operational, under construction or in pre-construction, highlighting our ability to identify and deliver projects of scale across our global platform. In August 2021, we established our operations in the United States through the acquisition of Clenera. Of our 6.4 GW of generation capacity and 17.9 GWh of storage capacity of Mature Projects, 3.8 GW of generation capacity and 9.5 GWh of storage capacity was located in the United States as of May 5, 2026, highlighting the increasing proportion of the projects located in the United States in our overall activity. We believe that our unique breadth of market presence and multi-technology capabilities enable us to optimize our capital allocation, based on power market fundamentals, changing regulatory environments, supply chain access and other considerations, while also diversifying our portfolio of projects and limiting our exposure to individual market disruptions.

During the past year, we devised a strategic framework outlining our plans to enter into the data center development sector, identifying it as a key growth engine which complements our core renewable energy expertise. We aim to lead the full data center lifecycle, including development, construction, and long-term operation of these assets. We have entered into Israel’s data center market and are actively pursuing scalable opportunities across the United States and Europe.

Our control over the entire project life cycle coupled with our strategic approach to market and technology selection has enabled us to both develop projects with differentiated returns on investment and deliver rapid growth.

Corporate Information

We are incorporated in Israel under the Israeli Companies Law, 5759-1999 (the “Companies Law”). Our principal executive offices are located at 13 Amal St., Afek Industrial Park, Rosh Ha'ayin 4809249, Israel. Our website address is https://www.enlightenergy.com and our phone number is 972 (3) 900-8700. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is Enlight Renewable Energy LLC.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. As a foreign private issuer, we may take advantage of certain provisions under the rules that allow us to follow Israeli law for certain corporate governance matters. As long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•
the rules under Section 14 of the Exchange Act that impose disclosure obligations and procedural requirements for the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
for our directors, officers and principal shareholders, the “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules to file public reports with respect to their share ownership and purchase and sale of our ordinary shares;

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic issuers. Foreign private issuers are exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are not foreign private issuers.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50.0% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:

•	the majority of our executive officers or directors are U.S. citizens or residents;

•	more than 50% of our assets are located in the United States; or

•	our business is administered principally in the United States.

We have chosen to take advantage of certain of the reduced disclosure requirements and other exemptions described above and intend to continue to take advantage of certain exemptions in the future. As a result, the information that we provide may be different than the information you receive from other public companies in which you hold stock. As a result, some investors may find our ordinary shares less attractive than they would have otherwise. The result may be a less active trading market for our ordinary shares, and the price of our ordinary shares may be more volatile. We will be a foreign private issuer, and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and the other information included in this prospectus and applicable prospectus supplement, as well as the section “Item 3. Key Information—D. Risk Factors” in our then most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in the prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, prospects, financial condition, results of operations, or strategic objectives could be materially and adversely affected by any of these risks and uncertainties, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment. References to past events are provided in these risk factors by way of example only and are not intended to be complete listing or a representation as to whether or not such factors have occurred in the past or their likelihood of occurring in the future. See also “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements as contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this prospectus other than statements of historical fact, including, without limitation, statements regarding our future operating results and financial position, our business strategy and plans, capabilities of our project portfolio and achievement of operational objectives, progress of our projects, including anticipated timing of related approvals and of completion of our ongoing projects, anticipated regulatory developments, economic, political, industry and market conditions, our objectives for future operations, and our anticipated cash requirements and financing plans are forward-looking statements. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “target,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible,” “forecasts,” “aims” or the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors described in this prospectus, including factors beyond our ability to control or predict. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits hereto completely and with the understanding that our actual future results or performance may be materially different from what we expect.

Additionally, we may provide information herein or in other locations, such as our website or documents accessible thereby, that is not necessarily “material” under the U.S. federal securities laws for the SEC reporting purposes, but that respond to a range of matters, such as certain environmental, social and governance (“ESG”) standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures may change due to revisions in framework requirements, availability or quality of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities. Unless otherwise indicated in a prospectus supplement, we will not receive any proceeds from an offering of securities by a selling security holder.

DIVIDEND POLICY

We have never declared nor paid any dividends on our ordinary shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion in whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. The Companies Law imposes restrictions on our ability to declare and pay dividends. See “Description of Share Capital—Articles of Association—Dividend and Liquidation Rights” for additional information.

Payment of dividends may be subject to Israeli withholding taxes. See “Item 10. Additional Information—E. Taxation—Israeli Tax Considerations” in then most recent Annual Report on Form 20-F.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and some provisions of our articles of association is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to amended and restated articles of association, which is filed as an exhibit to the Annual Report on Form 20-F of which this exhibit is a part. We encourage you to read the amended and restated articles of association for additional information.

General

Enlight Renewable Energy Ltd. has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our ordinary shares. References herein to “we,” “us,” “our” and the “Company” refer to Enlight Renewable Energy Ltd. and not to any of its subsidiaries.

Registration Number and Objectives of the Company

We are registered with the Israeli Registrar of Companies. Our registration number is 520041146. Our affairs are governed by our amended and restated articles of association, the Companies Law and other applicable Israeli law. Our purpose as set forth in our Amended and Restated Articles of Association is to engage in any lawful act or activity. However, the primary area of activity of the Company is in the field of renewable energy.

Share Capital

Our authorized share capital consists of 180,000,000 ordinary shares, par value NIS 0.1 per share. As of December 31, 2025, we had issued and outstanding 132,133,899 ordinary shares, compared to 118,564,895 ordinary shares as of December 31, 2024. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Our board of directors may determine the issue prices and terms for such shares, and may further determine any other provision relating to such issue of shares or securities.

Transfer of shares

Our fully paid ordinary shares are issued in electronic form and may be freely transferred under our amended and restated articles of association unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for shareholders who are deemed enemies of the State of Israel under Israeli law.

Election of directors

Under our amended and restated articles of association, our board of directors must consist of not less than five but no more than 13 directors, with each of our directors to be appointed by a simple majority vote of holders of our ordinary shares, participating and voting at an annual general meeting of our shareholders.

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors.

In addition, vacancies on our board of directors, including a vacancy due to the number of directors being less than the maximum number of directors stated in our amended and restated articles of association, may be filled by a unanimous resolution of the directors then in office. A director so appointed will hold office until the next annual general meeting of our shareholders.

Dividend and liquidation rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. In accordance with the Companies Law and our amended and restated articles of association, dividend distributions are determined by the board of directors and do not require the approval of our shareholders.

Pursuant to the Companies Law, subject to certain exceptions with respect to the buyback by the Company of its shares, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as special general meetings of our shareholders. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, our amended and restated articles of association provide that our board of directors is required to convene a special general meeting upon the written request of (i) any two or more of our directors or one-quarter or more of the serving members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power. Under our amended and restated articles of association, one or more shareholders holding at least 1% of the voting rights at a general meeting of shareholders is entitled to request the company’s board of directors to include a proposal on the agenda of a general meeting to be convened in the future, provided that the proposal is appropriate to be discussed at the general meeting. Our amended and restated articles of association contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings.

Under our amended and restated articles of association, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

•	amendments to our articles of association;

•	appointment or termination of service of our external auditors;

•	appointment of directors, including external directors (if applicable);

•	approval of certain related party transactions;

•	increases or reductions of our registered share capital;

•	a merger; and

•
the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law requires that notice of any annual general meeting or special general meeting be provided to shareholders, subject to a limited exception, at least 21 days prior to the meeting and if the agenda of the meeting includes (among other things) the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law and under our amended and restated articles of association, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Voting rights

All ordinary shares have identical voting and other rights in all respects.

Quorum

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for our general meetings of shareholders consists of at least one shareholder present in person, by proxy or written ballot who holds or represents at least 25% of the total outstanding voting rights, within half an hour of the time fixed for the commencement of the meeting.

A meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, or to such day and at such time and place as indicated in the notice to such meeting. At the reconvened meeting, in the event that a quorum as defined above is not present, the adjourned meeting will take place with any number of shareholders unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders present in person or by proxy and holding the number of shares required to call the meeting as described above.

Vote requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our amended and restated articles of association. Under the Companies Law, certain actions require a special majority, including: (i) an extraordinary transaction with a controlling shareholder or in which a controlling shareholder has a personal interest, (ii) the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary), and (iii) certain compensation-related matters described in Item 6B. “Compensation” of our annual report.

Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders holding 75% or more of the voting rights represented at the meeting and voting on the resolution.

Access to corporate records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register, our articles of association, our consolidated financial statements, other documents as provided in the Companies Law, and any document we are required by law to file publicly with the Israeli Registrar of Companies or the ISA. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or a patent or that the document’s disclosure may otherwise impair our interests.

Exclusive forum

Our amended and restated articles of association provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our amended and restated articles of association inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of our amended and restated articles of association. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Our amended and restated articles of association further provide that unless we consent in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel will be the exclusive forum for the following: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees, to us or to our shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law.

Acquisitions under Israeli law

Full tender offer

A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may stipulate in the tender offer document that a shareholder who accepts the offer waives its appraisal rights, so long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Special tender offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) was from a shareholder holding 25% or more of the voting rights in the company and resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company.

A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control). In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or may abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, shareholders who did not respond to the tender offer or that had objected to it may accept the offer within four days following the expiration of the offer and they will be considered to have accepted the offer from the first day it was made.

In the event that a special tender offer is accepted, the purchaser or any person or entity controlling the purchaser or under common control with the purchaser or such controlling person or entity at the time of the offer thereof may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless they undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding voting rights of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-takeover measures under Israeli law

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights.

No preferred shares are currently authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting of shareholders. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our amended and restated articles of association.

Borrowing Powers

Pursuant to the Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our registered share capital. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting of shareholders. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court. However, pursuant to the Companies Law and regulations promulgated thereunder, the Company may repurchase its shares in the absence of sufficient retained earnings or profits, without court approval, if it satisfies certain conditions.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC (n/k/a Equiniti Trust Company, LLC). Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8217.

Listing

We have been approved to list our ordinary shares on Nasdaq under the symbol “ENLT.” Our ordinary shares are also listed on the Tel Aviv Stock Exchange under the symbol “ENLT.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents;

•	if applicable, a discussion of any material United States federal income and Israeli tax considerations; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and/or any selling security holder may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of the securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the securities are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We and/or any selling security holder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities, other than our ordinary shares, which are listed on Nasdaq, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

Expenses	Amount
U.S. Securities and Exchange Commission registration fee		(1)(2)
Printing and engraving expenses		(1)
Legal fees and expenses		(1)
Transfer agent and registrar fee		(1)
Accounting fees and expenses		(1)
Miscellaneous costs		(1)
Total		$(1)

(1)	These fees and expenses depend on the securities offered and the number of offerings, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

(2)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.

LEGAL MATTERS

The validity of the securities and certain other matters of Israeli law will be passed upon for us by the Company’s General Counsel, Lisa Haimovitz. Ms. Haimovitz is regularly employed by the Company and participates in various employee benefit plans of the Company under which she may receive ordinary shares of the Company, which amount is not material. Additionally, Ms. Haimovitz's current economic interest in the Company is not material.

Certain matters of U.S. federal law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The consolidated financial statements of Enlight Renewable Energy Ltd. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any of the Israeli experts named in this prospectus, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or certain of our directors and officers may be difficult to collect or not be collectible within the United States.

It may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

We have irrevocably appointed Enlight Renewable Energy LLC as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address for our agent is 800 W. Main St., #900, Boise, Idaho 83702. Subject to certain time limitations, legal procedures and exceptions, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment is obtained from a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

•	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter was not pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court; and

•	the judgment is capable of being executed according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli law and exchange control regulations also permit a judgment debtor to make payment in foreign currency (the foreign currency of the judgment). Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act with respect to the ordinary shares offered hereby. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.

Statements contained in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our ordinary shares. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

In addition, since our ordinary shares are traded on the TASE, we have filed periodic and immediate reports with, and furnish information to, the TASE and the ISA, as required under Chapter F of the Israeli Securities Law. Our Israeli reporting requirements are governed by Chapter E’3 of the Israeli Securities Law, which generally requires filing with the ISA only copies of the English-language reports filed with the SEC.

We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below (including any exhibits, except where otherwise noted):

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed on March 30, 2026; and

•
our Reports on Form 6-K filed with the SEC on February 2, 2026, February 17, 2026 (only with respect to Appendix 1 through Appendix 8 in Exhibit 99.1 thereto), February 19, 2026, May 5, 2026 (only with respect to Appendix 1 through Appendix 8 in Exhibit 99.1 thereto), May 11, 2026 (File No. 001-41613), May 12, 2026 (File No. 001-41613) and May 13, 2026; and

•
the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed on March 30, 2026, including all amendments and reports filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All subsequent annual reports on Form 20-F that we file with the SEC and all subsequent filings on Form 6-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Enlight Renewable Energy Ltd.
13 Amal St., Afek Industrial Park
Rosh Ha’ayin 4809249, Israel
972 (3) 900-8700

We maintain an internet site at https://enlightenergy.com/. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

Up to $400,000,000

Enlight Renewable Energy Ltd.

Ordinary Shares

P R O S P E C T U S  S U P P L E M E N T

Barclays

Wells Fargo Securities

November 10, 2026